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                                                                 EXHIBIT 10.8(b)

                       [Commerce Communities Letterhead]

December 08, 1998

Mike Braden
c/o Applied Imaging
2380 Walsh Avenue
Santa Clara, CA  95051

Re:  Lease renewal 2380 Walsh Ave., Santa Clara, CA

Dear Mike:

     This letter will serve as our written agreement to extend your Lease two
(2) years. The Lease Extension is for that certain Lease dated April 17, 1997 by and between San Tomas Investors II, Landlord, and Applied Imaging Corp., Tenant, covering those certain premises known and numbered as stated above, which Lease was to terminate November 30, 1998.

Landlord and Tenant hereby agree:

     1.  The term of said Lease shall be extended through November 30, 2000.

     2. The base rent, as provided in paragraph 3, shall be increased to twenty four thousand two hundred fifty dollars ($24,250.00) per month beginning December 1, 1998 and continuing to November 30, 2000.

     3.  The security deposit shall be increased from $18,541.00 to $24,250.00.

     4. Tenant acknowledges that there exists a license from the Principal Mutual Life Insurance Company which permits the Tenant to pay rent to San Tomas Investors II. Tenant further acknowledges that the Principal Mutual Life Insurance Company has the right to revoke such license and that upon such revocation the Tenant will pay rent at such address as the Principal Mutual Life Insurance Company may direct by written notice to Tenant.

     5.  Landlord will provide the following improvements at Landlord's expense:

            a.  new restroom floor tile
            b.  repaint restroom walls and toilet partitions
            c.  install new building standard light fixtures in restrooms
            d.  repair or replace carpet as shown on "Exhibit 1" to this renewal

     6. All other terms and conditions of said Lease shall remain the same and in full force and effect.
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If the foregoing is acceptable, please have the appropriate party sign and return both copies to me at your earliest convenience. A fully executed copy will be returned to you.

Sincerely,                               AGREED & ACCEPTED:

                                              /s/ Richard Gatley
COMMERCE COMMUNITIES CORP.               By:  /s/ Peggy Lafferty, Trustees
                                            ------------------------------
                                            San Tomas Investors II, Landlord

/s/ Richard V. Treakle                      Date:

Richard V. Treakle
President
                                         By:  /s/ Michael Braden
                                            ------------------------------
                                            Applied Imaging Corp., Tenant

                                         Date: 12/3/98
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